UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2026

Catalyst Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-40893	86-2411762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 N. Court Street, Opelousas, Louisiana	70570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 948-3033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Catalyst Bancorp, Inc. (“Catalyst Bancorp”) with the Securities and Exchange Commission on July 14, 2026 (the “Original Report”) in connection with the consummation on July 14, 2026 of Catalyst Bancorp’s previously announced acquisitions of Lakeside Bancshares, Inc., a Louisiana corporation (“Lakeside Bancshares”), and Lakeside Bank, a Louisiana banking corporation and the wholly-owned subsidiary of Lakeside Bancshares.

This Amendment amends and supplements the Original Report solely to provide the financial statements and pro forma financial information relating to the merger required by Items 9.01(a) and 9.01(b) of Form 8-K and should be read in conjunction with the Original Report. This Amendment does not include other updates or amendments to the Original Report. The pro forma financial information included in this Amendment has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that Catalyst Bancorp and Lakeside Bancshares would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future financial results and results of operations that the combined company may achieve after completion of the acquisitions. In addition, the fair value assessments presented in the pro forma financial information are preliminary assessments, as the purchase accounting entries have not yet been finalized, and are based upon available information and certain assumptions, which Catalyst Bancorp believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Lakeside Bancshares as of and for the years ended December 31, 2025 and 2024, together with the notes thereto and the related independent auditor’s report, are filed as Exhibit 99.1 hereto and incorporated by reference.

The consolidated balance sheets of Lakeside Bancshares as of March 31, 2026 (unaudited) and December 31, 2025, and the related unaudited consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2026 and 2025, together with the notes thereto, are filed as Exhibit 99.2 hereto and incorporated by reference.

(b) Pro forma Financial Information

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2026, and the unaudited pro forma condensed combined consolidated statement of income for the three months ended March 31, 2026 and the year ended December 31, 2025, of Catalyst Bancorp required by this item, including the related notes thereto, are filed as Exhibit 99.3 to this Form 8-K/A and incorporated herein by reference.

(d) Exhibits

The following exhibits are included herein:

Exhibit Number	Description
23.1	Consent of Langley, Williams & Company, L.L.C.
99.1	Audited consolidated financial statements of Lakeside Bancshares, Inc. as of December 31, 2025 and 2024, and for each of the fiscal years ended December 31, 2025 and 2024.
99.2	Unaudited consolidated financial statements of Lakeside Bancshares, Inc. as of and for the three months ended March 31, 2026 and 2025.
99.3	Unaudited pro forma condensed combined consolidated financial statements as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025.
104	Cover Page Interactive Data File. Embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BANCORP, INC.

Date:	September 29, 2026	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer

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